                                                                    EXHIBIT 99.1

                                                                   ATTACHMENT II

INTRODUCTION - HERVEY C. PARKE

Thank you, Mandy. Good afternoon. This is Hervey Parke, the Director of Investor Relations for IBM.

Let me quickly give you a few pieces of information.

First -- some pointers about our Earnings Call website for those new to our call:

      At this time, the opening page of the presentation should have automatically loaded -- and you should be on Chart 1 -- the title page.

      After the last chart in the presentation -- we will provide you an index to go back to specific slides during the Q&A. Alternatively, you can jump to the index at any time by clicking on the index link on the left side of your screen.

      For printing the slides -- you still have two alternatives:

            On the index page, there is a link so you can download the entire set of charts for printing.

            Or -- you can print the charts one by one during the presentation to take notes on them. While all of the charts will be available at the beginning of the presentation -- printing them all may tie up your browser -- so you may want to wait until the end of the presentation.

      A replay of this webcast will be available on this website by this time tomorrow -- and we will make the text of our presentation available on this website in approximately 45 minutes.

Second -- let me remind you of our actions in 1999 as they affect our year-to-year comparisons.

      In the 2nd and 3rd quarters last year, our results reflected the impact of multiple special actions. You will find a list of these on a supplemental chart at the end of our presentation.

      In comparing our 2nd- and 3rd-quarter results to last year in our presentation, we will show you year-to-year changes without those actions.

Finally:  please click on the 'next' button and move to Chart 2.

      Certain comments made by John Joyce or myself during this call may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

      Those statements involve a number of factors that could cause actual results to differ materially.

      Additional information concerning these factors is contained in the company's filing with the SEC. Copies are available from the SEC, from the IBM website, or from us in Investor Relations.

Now, please click again on the 'next' button for Chart 3.

And at this time, let me turn the call over to John Joyce, IBM's senior vice president and chief financial officer.

INTRODUCTORY REMARKS

Thanks, Hervey.   Good afternoon.

We're pleased about our fourth-quarter results, with --

     o $25.6 billion in revenues, which is double-digit revenue growth of 12% constant currency,

     o Earnings Per Share of $1.48, which is above consensus and 32% year-to-year growth,

     o and Free Cash Flow of $6.2 billion in the 4th quarter alone -- and $7.3 billion for the full year.

As we've been telling you, we expected that our revenue growth would continue to build in the 4th quarter, as it did each quarter throughout the year -- and that's exactly what happened.

Before we get into details of the quarter, let me make a few summary points.

First, it's clear from our 4th-quarter performance that the marketplace has continued to shift in our favor -- moving steadily from a product-oriented focus to a focus on services and solutions.

     o For example, in the 4th quarter our services business grew in double digits across all services segments.

     o Our worldwide services leadership remains one of our unique strengths, and we finished the year with a services backlog of $85 billion.

In the 4th quarter we also saw a continuing trend toward powerful, scalable, "industrial-strength" servers that our customers need as they transform their businesses to meet the 24-by-7 requirements of the Internet world.

     o Consistent with this trend, we saw improved performance across the board in our server business in the 4th quarter, especially for our web servers and our new z900 mainframes, which were designed specifically for e-business.

We're in a fairly unique position.

          o First, our customer base -- essentially large, global institutions -- requires our technology and services to improve their competitiveness as they continue to transform their businesses.

          o Second, our technology and services capabilities have never been stronger -- and we believe we're winning the long-term technology battle.

          o Finally, our ability to integrate these complex technologies across the full range of computing platforms truly sets us apart from our competitors.

          Because of this position, we delivered the kind of revenue, earnings, and cash performance in the 4th quarter that was expected of us.

We're also pleased to tell you that we managed through the issues that hurt us in the 3rd quarter -- including supply shortages and transitions in our mainframe and software businesses. This came down to pure execution -- and we executed well.

If you'll click on the 'next' button for Chart 4, I'll show you a summary of our revenue and EPS performance in 2000.

IBM GROWTH - 2000

In the 4th quarter, currency hit us for 6 points of growth -- due not only to the year-to-year decline in the euro, but also the yen.

When we met with you last fall, we told you our focus is on earnings and cash.

     o As you can see from the chart, the momentum built throughout the year in both revenue and earnings per share.

     o And-- although this isn't on the chart -- we also had improving profit margin all year and a strong finish in free cash flow to generate $7.3 billion for the full year.

          Let me remind you that this Free Cash Flow is after spending
                - over $5 billion on research and development, and
                - over 5 1/2 billion on capital expenditures.
          And it supported $6.7 billion in share repurchases.

So what are our expectations as we go into this year? Let me touch on this quickly before we get into details of the fourth quarter.

     o First, we plan to maintain our focus on delivering consistent earnings results and strong cash flows as well as revenue growth.

     o    We will continue to drive productivity improvements.

     o And finally, we can assure you that we will remain very focused on execution.

Having said this, it's early in the new year and we don't have a better crystal ball than you do. Clearly, the U.S. market is volatile and uncertain. However, we're entering 2001 with some momentum and a sense of confidence.

     Based on our 4th-quarter results and everything we know today about the coming year -- we remain comfortable with the consensus Earnings Per Share estimate for 2001-- which is consistent with our longer-term business model.

Let me show you one more chart before we get into a discussion of the 4th quarter. Click on the 'next' button for Chart 5.

IBM 2000 QUARTERLY GROWTH PATTERNS

This chart is very similar to a chart I showed you a year ago.

It groups our portfolio of businesses by growth characteristics -- and shows how they improved over the course of the year 2000.

     o Our higher-growth businesses -- Services, Software, and Technology -- which contributed 46% of our revenue -- steadily recovered from the Y2K slowdown -- reaching growth of 14% at constant currency by the 4th quarter.

            These are the businesses that are going to drive our longer-term growth, and they're clearly getting back on track.

     o The 2nd group -- which made up 13% of our revenue - has two important characteristics:
            - they are annuity-like in their predictability, and
            - they generate a lot of cash and profit.
          As the chart shows, they lived up to expectations all year long. And by the way -- many investors overlook the value of these low-growth businesses as they assess our portfolio.

     o The 3rd group is our hardware -- Enterprise Systems, PCs and Hard Disk Drives. They generated 38% of our 2000 revenue.
            Because of the product cycles of these businesses, execution is critical -- and we clearly had our challenges earlier in the year. But a 9% decline in the 1st quarter was steadily and completely turned around by the 4th quarter to growth of 16%.

     o And finally, part of good portfolio management is exiting businesses that no longer fit -- and we did that with our Global Network, DRAM manufacturing, and some of our network hardware.

So each of these pieces of our portfolio contributed to the recovery of our revenue growth in 2000.

Going into 2001, we expect continued strength in our higher-growth businesses -- Services, Middleware, and Technology -- although PCs and Hard Disk Drives will have to deal with the current demand and price pressures in their sectors.

So here's what we like about this portfolio: it blends the characteristics that can generate cash, profit, and consistent growth in earnings.



Now let's turn to the details of our results in the 4th quarter.

Please click the 'next' button for Chart 6.

RESULTS

Here's a financial overview of the 4th quarter:

     o    Revenue, at $25.6 billion, was up 6% as reported.

          As I've mentioned -- currency's impact was 6 points -- 3 points more than we saw in the 3rd quarter, and more than most of you had expected.

          So revenue at constant currency -- which represents business growth -- grew 12%.

          I will provide you with some data on currency later that may be helpful to you in anticipating its effect on 2001.

     o Pre-tax income was up 27%, and once again we saw improving profitability.

          The gross profit margin improved 1 point over last year -- and our total expense-to-revenue improved 1.4 points.

     o    The tax rate was 29.5% -- down a half a point.

     o Average diluted shares outstanding for the quarter were 1.8 billion -- down 3.1% -- reflecting our stock buyback program.

     o    And earnings per share were $1.48 -- up 32%.

Now, let's turn to Revenue in the 4th quarter -- starting with a geographic perspective -- click the 'next' button for Chart 7.

4Q00 GEOGRAPHIC REVENUE

This chart shows our steady progress during the year across all geographies.

     We're showing constant currency since it best depicts business trends.

Revenue growth improved in each quarter.

     o Asia Pacific again was the strongest region in the 4th quarter, with 20% growth.

          Note that this was despite a weak economy in Japan where our business grew 22%. And what business grew the fastest in Japan's weak economy? Services, which grew 40% -- another proof point for our solutions strategy.

     o Europe was the most improved geography, accelerating to growth of 18% -- with double-digit growth across each of its regions.

          I might add that -- with this strong showing in revenue -- Europe's profit contribution was at an all-time high.

     o While trailing the other geographies in growth, the Americas picked up 3 points of growth over the 3rd quarter.

     o Our OEM business reached double-digit growth as our Microelectronics maintained growth of over 30% and Hard Disk Drives finally shifted from decline to growth.

Let me make one more point here. In the face of uncertainty in the U.S. -- the size of our business in Europe and Asia can be an important counterbalance.

     o Our revenues in Europe alone -- at over $24 billion -- were greater than Microsoft's on a worldwide basis.

     o Our revenues in Asia/Pacific alone -- at nearly $18 billion -- were greater than Sun's -- worldwide.

Now, if you'll click on the 'next' button for Chart 8 -- I'll touch on Currency.

CURRENCY:  YEAR-TO-YEAR COMPARISON

This chart shows our average exchange rate -- as well as a year-to-year comparison -- for the dollar against four currencies for the 3rd and 4th quarters of this year.

      A negative comparison indicates that local-currency revenue reported in dollars was hurt by the translation.

      A positive indicates a help to reported revenue.

You will recall that -- in the 3rd quarter -- currency impacted our total reported revenue growth by 3 points.

In the 4th quarter, each of these four currencies was weaker against the dollar on a year-to-year basis -- most notably, the yen, which in prior quarters had actually been a help to reported revenue. So currency's impact was 6 points of reported growth.

And we could continue to see some impact in the 1st half of 2001.

As in prior quarters, we have provided recent spot exchange rates as a way of gauging possible future impact from currency.

     This is by no means a prediction of what will happen. It simply shows the year-to-year effect if the dollar remained at current levels.

     o While this would suggest that European currencies could be less of a problem in the 1st half of the year -- the yen becomes more of a problem on a year-to-year basis.

     o If these spot rates held at these exact levels -- with IBM's geographic mix, our revenue would still see a 4-point hit in the 1st quarter of 2001.





As it has in the past, IBM hedges against adverse currency effects on earnings.

      But as you know, we do not hedge 100% of such exposure -- so currency impacted our 4th-quarter -- even more than the 3rd quarter.

      We absorbed this impact in our operational results -- and we will most likely have to do the same in the 1st quarter.


Now let's look at revenue by major line item... Chart 9.

4Q00 REVENUE

First, Hardware --

     Revenue was $11.4 billion in the 4th quarter -- growing 15% at constant currency... capping a year of steady improvement.

Global Services -- 37% of IBM's revenue with $9.2 billion -- grew 12% at constant currency.

     Services without maintenance and adjusted for the global network sale and Y2K remediation services grew 17% -- up from 12% in the 3rd quarter.

Software was $3.6 billion -- recovering from its weak showing in the 3rd quarter to grow 6% at constant currency -- the strongest growth rate for the year.

     Significantly improved sales execution resulted in faster growth for our middleware.

Global Financing revenue -- grew 10% at constant currency -- and was nearly $1 billion.

     Income-generating assets were up 7% over last year -- and financing originations were $13.5 billion in the quarter.

And finally, Enterprise Investments and other revenue -- less than 2% of our revenue -- declined 3% at constant currency.

Now let's review gross profit margin -- Chart 10.

4Q00 GROSS PROFIT MARGIN

Total gross profit margin for the 4th quarter was 37.7% -- up one point over last year.

      Hardware gross profit margin improved 3 1/2 points.

            Gross profit margins improved in eServers, PCs and Hard Disk Drives.

      Global Services gross profit margin declined 9/10 of a point.

            Improvement in Strategic Outsourcing was more than offset by declines in Business Innovation Services, which last year benefited from Y2K services.

      Software gross profit was unchanged from last year.

      And our Global Financing gross profit margin improved 6.1 points -- a key driver being increased margins for hardware remarketing.

So overall -- a good showing for gross profit margin -- but I can assure you that productivity will remain a key focus.

Now let's turn to expense -- Chart 11.

4Q00 EXPENSE SUMMARY CHART

Year to year, total expense was flat -- as reported -- in the 4th quarter.

In Operating Expenses --
            - SG&A was down 2%, driven by currency -- and
            - R&D was up 2%.

     The net of Interest Expense and Other Income was about $100 million.

     Total Expense to Revenue improved by 1.4 points

     And we continue to make progress in using technology and other productivity improvements to build a more efficient business model. Let me give you some full-year figures:

     o Revenue generated by IBM.com grew about 65% to over $9 billion -- including PCs, servers, services and software. With IBM.com, we are addressing existing customers through this more efficient channel -- and increasingly we are reaching new customers.

     o Our e-purchases reached $43 billion in 2000 -- up about 60% from last year. The vast majority of our procurement is now handled electronically.

     o Also -- 36% of our employee training used Distance Learning -- resulting in cost avoidance of over $350 million -- a $150 million improvement over last year.

     o Our customers used e-care twice as much this year to get answers to their questions. The self-service capabilities of e-care helped us avoid over a billion and a half dollars of expense.

All this contributes to improved productivity which enabled us to do a better job for our customers -- but it's also reflected in improved margins.

Let's move to Chart 12.

FOCUS ON PRODUCTIVITY

Improving our productivity is part of our longer-term model.

      Last year, we had $77 billion in cost and expense underneath that $88.4 billion in revenue. We think there is still opportunity for savings in that $77 billion -- and we're going after it.

This charts shows we made good progress in each quarter of 2000 -- improving our pre-tax income margin by 1.6 points for the full year.

      Gross profit margin was unchanged for the year -- despite the fact that the changing mix of our business should drive it lower.

      Our expense-to-revenue improved each quarter.

Not every quarter or every year will have as much improvement as 2000. Each quarter we make tradeoffs between short-term results and long-term investments. But again, let me remind you that we are focused on improved productivity and improved margins.

Now let's turn to Cash Flow -- Chart 13.

IBM CASH FLOW

Cash flow was a great story.

In 2000, we generated $7.3 billion in Free Cash Flow.

     During the year, we used this to reduce Core Debt -- as well as for share repurchase.

In the 4th quarter --

     o    We spent about $1.4 billion to repurchase about 15 million shares.

     o And, we had $2.9 billion remaining in our last Board authorization at the end of the year.


Now let's look at the Balance Sheet -- Chart 14.

IBM BALANCE SHEET

The balance sheet remains very healthy.

      Our $27.5 billion of Global Financing debt -- which was 96% of IBM's debt -- was leveraged at a comfortable 6.6 to 1.

      And our $1.1 billion in Core debt stands at a conservative 6% debt-to-capital.



Now let me turn to a discussion of some of our individual businesses -- starting with Global Services -- Chart 15.

SERVICES

Growth in Global Services revenue continued to accelerate this quarter -- up 12% at constant currency.

          o    Services grew 13%, and

          o    Maintenance revenue was up 2%.

          As I said earlier -- when you normalize for the fact that Y2K-remediation services went from over $200 million in last year's 4th quarter to nothing this quarter -- Services grew 17% at constant currency.

Double-digit growth across each of our Services segments was again fueled by e-business.

          Our discreet e-business offerings were up over 70% year-to-year.

          For example,

               o    e-commerce consulting grew more than 70%,

               o    e-business enablement more than doubled -- and

               o    e-hosting grew 50%.

We had another solid quarter for signings -- over $12 1/2 billion -- and we entered 2001 with a strong backlog of $85 billion -- up from 60 billion at year-end 1999.

          o 4th-quarter signings included 14 deals over $100 million, plus one greater than $1 billion,

          o and this does not include NTT since the contract is being finalized.

Now let me address the three major segments of our Services offerings.






First, STRATEGIC OUTSOURCING -- which is about 40% of Global Services -- grew 11% at constant currency in the quarter.

      We also had about $7 billion in signings for Strategic Outsourcing -- to help sustain our growth.

      Demand for our services continued to explode in our Asia/Pacific region where we signed seven mega-deals in the 4th quarter alone.

BUSINESS INNOVATION SERVICES is about a quarter of Global Services revenue and grew 12% in the quarter.

      B-I-S had about $3 billion in signings in the 4th quarter.

      We've seen good recovery in the second half of 2000 as customers have shifted from mature offerings like Custom Systems Integration and Y2K Remediation to our e-business offerings.

      Normalized for Y2K -- Business Innovation Services increased more than 20% in the quarter.

'next' -- INTEGRATED TECHNOLOGY SERVICES -- which includes product support services and maintenance -- is about 30% of Global Services.

      I-T-S -- excluding maintenance -- grew 21% in the quarter.

      A large piece of this growth was driven by our partnership with Cisco. We continue to be the largest integrator of Cisco hardware in the world.

      We also continued to see increases in e-business enablement, where we build our customers' website infrastructure.

      Click on the 'next' button for Chart 16, and I'll discuss software.

SOFTWARE

Our software business -- at $3.6 billion in the 4th quarter -- grew 6% at constant currency.

     o Operating System revenue increased 1% versus a 4% decline last quarter.

            The growth was driven by strong i-Series and p-Series server shipments.

     o Middleware grew 9% -- a good improvement from third quarter's 3% growth.

The key was improved execution.

     Closure rates in the 4th quarter returned to historical levels -- and business in the pipeline continued to grow.

Regarding Tivoli --

     Although revenue declined year-to-year again this quarter -- we had good results in Tivoli's security and storage products.

          For example, Tivoli Storage software grew 80% -- offsetting some of the decline in Enterprise Systems Management.

     And, we added new products during the quarter

     While our restructuring of Tivoli is on track -- the full turnaround will take some time -- as I indicated last quarter.

In other parts of our software business in the 4th quarter -- we saw continued outstanding growth for key products on UNIX and NT platforms.

     o    MQ Series rebounded with 70% year-to-year growth.

     o    Our DB2 database grew 50%.

     o And WebSphere tripled this quarter -- yet again -- taking significant share from the industry leader and narrowing the gap, according to a recent report out of Giga.

     o One last point. UNIX and NT-based products accounted for more than 40% of our total middleware revenue in the quarter -- and over half of this was on non-IBM servers.

On another front -- we signed 17 new ISV alliances this quarter -- with companies like Synquest, Sanchez, and Manhattan.

     Along with companies like Siebel, I2, and Ariba -- we have formed 50 of these alliances this year -- to help our mutual customers build applications.

     When we work together -- for every dollar of revenue our partners generate, we generate about 4 dollars -- in services, middleware, and hardware -- in many cases at the expense of our competitors.

          o Our server business has begun to benefit as ISV's such as Retek, IT Design, and Q-A-D now install most of their new business on IBM e-Servers instead of on our competitors' servers.

          o And our software business is winning as ISV's such as PeopleSoft are installing most of their new business using our DB2 product.

Overall, our Software business had a solid year.

Now click on the 'next' button for Chart 17 -- Technology.

TECHNOLOGY

Our microelectronics business continued to post strong results reflecting the solid demand for IBM's leading-edge-technologies.

During our analyst meeting in November, we told you about both short-term and strategic actions we were taking to rectify the supply issues in the 3rd quarter.

     These actions significantly improved the supply/demand imbalance during the 4th quarter.

     Although demand continued to exceed supply -- particularly in ceramic-based products -- we will continue to bring additional supply on line in the 1st quarter

The nearly 35% growth in microelectronics was driven by three fast-growing industry segments -- Networking, Pervasive Computing, and Server logic.

     We anticipated the industry shift into networking and pervasive devices and -- in the 4th quarter -- over half of our logic business came from these devices.

          IBM is the world's #1 supplier of ASICs.

Turning to our OEM Storage -- revenue shifted from decline to growth of 8% in the 4th quarter:

     10K server drive shipments doubled from the 3rd quarter -- and we have announced our 'next' generation 10K drive product, which will ship 'next' quarter.


Now let's turn to eServers and Storage -- Chart 18 eSERVERS AND STORAGE

IBM eServers had a terrific quarter growing 35%.

     o pSeries -- our high-performance leadership UNIX platform including the RS/6000 -- grew revenue nearly 50%.

     o    Demand for mainframes was very strong.

          In December, we started shipping our new z900.

          But even without z900 volumes -- MIPS shipments of our G5 and G6 models grew more than 20% from last year's 4th quarter.

          With the additional z900 volumes, total MIPS grew over 100% in the quarter. And as you know -- we were supply constrained.

          In addition to tremendous performance improvements, our new z900 gives our customers the increased bandwidth and ability to handle workload spikes required by e-business solutions.

     o iSeries -- our integrated server platform including the AS/400 -- grew revenue by over 15% -- fueled by recent enhancements using technology like silicon-on-insulator.

     o Completing the eServer brand -- our xSeries servers -- including Netfinity PCs and Numa -- grew 29%.

Running across many of the server platforms is Linux which continues to gain momentum.

     It is no longer just being evaluated by early adopters. We see mainstream customers putting their applications in production on various platforms.

     The largest commercial roll out of Linux at Japan's leading convenience store chain utilizes 15,000 xServers at over 7,500 stores.


Disk revenue was up 19% driven by Shark.

     We shipped 55% more terabytes of Shark than a year ago -- increasing the installed base to over 5,000 terabytes in just over 12 months.

Tape revenue grew 25%.

     This was driven by our new products that double the capacity and performance currently available -- and are based on the new Linear Tape Open standard.


As our customers grow the functionality of their e-businesses in a heterogeneous environment -- IBM servers and storage provide the performance, scalability, and interoperability required to run these critical applications.




Now let me turn to Personal Systems -- Chart 19.

PERSONAL SYSTEMS

During the 4th quarter, we all heard a lot of discussion regarding the PC industry.

But our PC business grew 15% in the quarter and was again a profit contributor to IBM.

Strong growth in mobile and server units was offset by a slight decline in desktop.

     o Our Netfinity servers -- which are now part of our xSeries -- grew both revenue and volumes at over 40% -- proof positive that our customers value IBM's unique ability to share technology across the eServer brand.

     o Although industry estimates are not yet final -- we anticipate share gains in both mobile and server segments during the 4th quarter.

     o The decline in desktop shipments was driven by consumer products -- the result of a business decision we made a year ago, and one that has proven to be well timed.

I've mentioned our company-wide focus on building a competitive cost and expense structure.

     This has been crucial in enabling us to price PCs aggressively and remain profitable in a challenging industry environment in the 4th quarter.



Now, if you'll hit the 'next' button, let me summarize my remarks.

CLOSING REMARKS

As I said in my opening remarks, our 4th-quarter results indicate we have some momentum as we enter 2001:

     o Our strategies are continuing to take hold, and the marketplace continues to move in our direction.

     o We see increasing demand for our products and services that is driven by e-business.

     o    And our team is executing well.

As I've also said -- our crystal ball isn't any clearer than yours.

However -- we do extensive survey work that covers thousands of customers worldwide. Our surveys demonstrate quite clearly that the e-business opportunity is huge and is growing around the world.

     But it's not driven by the dot-com mania.

     It will be serious enterprises -- IBM's prime customer base -- building serious applications and infrastructure -- applications and infrastructure that are important in good times as well as in not-so-good times.

IDC projects spending on IT to grow 11% over the 'next' five years -- with the fastest growth coming in Services, Software, and Microelectronics -- the areas IBM has been focusing on.

So let me reiterate what I said in my opening remarks:

     Based on our 4th-quarter results and everything we know today about the coming year -- we remain comfortable with the consensus EPS estimate for 2001-- which is consistent with our longer-term business model.

     We enter the year with a strong position -- driven by our Services leadership and our powerful e-business portfolio


Now Hervey and I will take your questions.

================================================================================

IBM 4Q 2000
----------------------------
Earnings Presentation
----------------------------

January 2001
----------------------------

================================================================================

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the Company's filing with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations.

[LOGO OF IBM]

                               IBM GROWTH - 2000
                         ------------------------------
                             Quarterly Improvement

                -------------------------------------------------
                          Revenue @CC                 EPS*+
                          -----------                 -----
                1Q            - 3%                     + 6%
                2Q              0                      +16%
                3Q            + 6%                     +20%
                4Q            +12%                     +32%

                FY            + 4%                     +19%
                -------------------------------------------------

o    4Q - Improving Financial Performance
     o   Revenue Growth
         - Services             - Servers
         - Middleware           - Personal Systems
         - Technology

o    4Q - Improving Operational Execution

* Excludes 2Q99 and 3Q99 Actions, comprised of the Global Network sale and other 2Q99/3Q99 Actions

                       IBM 2000 QUARTERLY GROWTH PATTERNS
                 ----------------------------------------------

                                                                         % of
     @ Constant Currency        1Q      2Q      3Q      4Q      FY      FY Rev
                                --      --      --      --      --      ------
                               ----------------------------    -----     -----
Higher-Growth Businesses        7%      9%      10%     14%     11%       46%
   Services, Middleware SW,
   Technology

Addl. Annuity-Like Businesses   3%      1%       6%      4%      4%       13%
   Maintenance, Financing,
   Operating Systems SW

Hardware                       (9%)    (5%)      6%     16%      3%       38%
   Enterprise Systems, PSG,
   HDDs

Businesses Exited             (49%)   (38%)    (26%)   (32%)   (37%)       3%
                               ----------------------------    -----     -----

                               ----------------------------    -----     -----
   Global Network, DRAM
   Manufacturing Networking
   Hardware
                               ----------------------------    -----     -----
Total IBM                      (3%)     0%       6%     12%      4%      100%

                              IBM 4Q 2000 RESULTS
                 ----------------------------------------------

($B)                                                     B/(W)
                                4Q00                     Yr/Yr
                                ----                     -----
                              --------------------------------------
Revenue - as reported           25.6                       6%
          @CC                                             12%
                              --------------------------------------
     GP%                        37.7%                    1.0 pts
     E/R%                       23.0%                    1.4 pts
                              --------------------------------------
Pre-tax Income                   3.8                      27%
     Pre-tax Income Margin      14.8%                    2.5 pts
                              --------------------------------------
     Tax Rate%                  29.5%                    0.5 pts
Net Income                       2.7                      28%
     Net Income Margin          10.4%                    1.8 pts
                              --------------------------------------

                              --------------------------------------
Average Shares - Diluted (M)    1791                     3.1%
EPS - Diluted                  $1.48                      32%
                              --------------------------------------

                         IBM 4Q 2000 GEOGRAPHIC REVENUE
                 ----------------------------------------------

                                                    B/(W) Yr/Yr @CC
                               B/(W)        --------------------------------
($B)                   4Q00    Yr/Yr          1Q00    2Q00    3Q00    4Q00
                       ----    -----          ----    ----    ----    -----
                      --------------        --------------------------------
Americas               10.8      3%           (4%)     (3%)     1%      4%
Europe/ME/A             7.4      3%           (4%)      0%      8%     18%
Asia Pacific            5.0     13%            8%      13%     17%     20%
OEM                     2.4     13%          (19%)     (7%)     5%     14%
                      --------------        --------------------------------

                      --------------        --------------------------------
IBM                    25.6      6%            (3%)     0%      6%     12%
                      --------------        --------------------------------

                       CURRENCY: YEAR-TO-YEAR COMPARISON
                 ----------------------------------------------

                           QUARTERLY AVERAGES PER US$

                                                  1/16           @1/16 Spot
                  3Q00            4Q00            Spot         1Q01      2Q01
                --------       --------         --------     --------  --------
Euro             1.11          1.15               1.06

   Yr/Yr                -16%            -19%                   -5%       1%

Pound            0.68          0.69               0.68

   Yr/Yr                -8%             -13%                   -9%      -4%

Yen              108           110                 118

   Yr/Yr                 5%              -5%                  -10%     -10%

Canadian $      1.48          1.53                1.50

   Yr/Yr                --               -4%                   -3%      -2%

Negative Yr/Yr growth signifies a translation hurt

                              IBM 4Q 2000 REVENUE
                       ---------------------------------

                                            B/(W)    Yr/Yr
                                            --------------
                                                                   % of
                                                                   ----
($B)                           4Q00         Rptd      @CC         FY Rev
                               ----         ----      ---         ------
                               --------------------------         ------
Hardware                       11.4          10%      15%          43%

Global Services                 9.2           5%      12%          37%

Software                        3.6          (1%)      6%          14%

Global Financing                1.0           6%      10%           4%

Enterprise Inv. / Other         0.4         (11%)     (3%)          2%
                               --------------------------         ------

                               --------------------------         ------
IBM                            25.6           6%      12%         100%
                               --------------------------         ------

                        IBM 4Q 2000 GROSS PROFIT MARGIN
               --------------------------------------------------

                                               B/(W)
                                   4Q00        Yr/Yr
                                   ----        -----
                                  -------------------
Hardware                          30.4%      3.5 pts

Global Services                   27.0%     (0.9 pts)

Software                          83.4%           --

Global Financing                  54.9%      6.1 pts

Enterprise Inv./Other             44.9%      6.6 pts
                                  -------------------

                                  -------------------
IBM                               37.7%      1.0 pts
                                  -------------------


                          IBM 4Q 2000 EXPENSE SUMMARY
                   -----------------------------------------

                                                     B/(W)
($B)                                  4Q00           Yr/Yr
                                      ----           -----
Operating Expenses

                                     ---------------------
     SG&A                             4.3              2%

     R&D                              1.5             (2%)
                                     ---------------------

                                     ---------------------
Net Interest / Other Income           0.1            (0.1)
                                     ---------------------

                                     ---------------------
Total Expense                         5.9              --

     E/R%                            23.0%          1.4 pts
                                     ---------------------


                        IBM 2000 - FOCUS ON PRODUCTIVITY
                  --------------------------------------------

                           Year-to-Year Change B/(W)
                           -------------------------

                  1Q00        2Q00*         3Q00*           4Q00        FY00
                  ----        -----         -----          ----        ----
                ------------------------------------------------     --------
GP%             0.5 pts     (0.8 pts)     (0.6 pts)      1.0 pts        --
E/R%            0.4 pts      2.5 pts       2.0 pts       1.4 pts     1.6 pts

PTI Margin      0.9 pts      1.7 pts       1.4 pts       2.5 pts     1.6 pts
                ------------------------------------------------     --------

* Excludes 2Q99 and 3Q99 Actions, comprised of the Global Network sale and other 2Q99/3Q99 Actions

                                 IBM CASH FLOW
                           --------------------------

($B)                                      4Q99      4Q00       FY99       FY00
                                          ----      ----       ----       ----
Net Income                                2.1        2.7        7.7       8.1
Depreciation/Amortization                 1.3        1.4        6.6       5.0
Working Capital / Other                   2.0        4.0       (1.9)     (0.8)
--------------------------------------------------------------------------------
Total Operating Sources                   5.4        8.0       12.4      12.3
--------------------------------------------------------------------------------
Capital Expenditures, Net                (1.6)      (1.7)      (5.2)     (4.6)
Other Operating Uses                      0.1       (0.2)      (0.3)     (0.5)
--------------------------------------------------------------------------------
Total Operating Uses                     (1.6)      (1.8)      (5.5)     (5.0)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Free Cash Flow                            3.8        6.2        7.0       7.3
--------------------------------------------------------------------------------
Dividends                                (0.2)      (0.2)      (0.9)     (0.9)
Acquisitions                             (0.3)        --       (1.3)     (0.3)
Share Repurchase                         (2.1)      (1.4)      (7.3)     (6.7)
Other                                    (0.2)       0.1        0.1       0.2
Sale of Global Network                    0.1         --        4.9        --
Global Financing, Net                    (2.1)      (3.4)      (2.0)     (0.8)
Core Debt, Net                            0.8       (0.7)      (0.4)     (0.9)
--------------------------------------------------------------------------------
Net Cash Flow                            (0.2)       0.7        0.1      (2.1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EBITDA to Interest Expense (Core)                                19X       24X
--------------------------------------------------------------------------------

                               IBM BALANCE SHEET
                          ---------------------------

($B)                                     Dec          Dec          Dec
                                        1998         1999         2000
                                        ----         ----         ----
                                        ------------------------------
Cash                                     5.8          5.8          3.7
Core Assets*                            43.3         43.6         45.1
Global Fin. Assets*                     37.0         38.1         39.6
Total Assets                            86.1         87.5         88.3
                                        ------------------------------
                                        ------------------------------
Other Liabilities                       37.3         38.6         39.1
Core Debt                                1.7          1.6          1.1
Global Fin. Debt                        27.8         26.8         27.5
Total Debt                              29.4         28.4         28.6
Total Liabilities                       66.7         67.0         67.7
                                        ------------------------------
                                        ------------------------------
Equity                                  19.4         20.5         20.6
                                        ------------------------------
                                        ------------------------------
Core Debt/Cap                             10%           9%           6%
Global Fin. Leverage                     6.5          5.5          6.6
                                        ------------------------------

*     Excluding Cash

                                GLOBAL SERVICES
                                ---------------
                            Revenue $9.2B, +12% @CC

--------------------------------------          ------------------------
  Services        +13% (+17% w/o Y2K)             Signings        $13B
  Maintenance     + 2%                            Backlog         $85B
--------------------------------------          ------------------------

o     Continued acceleration in revenue growth
      o     Fueled by e-business, with 70+% YTY growth
      o     Solid 4Q signings and strong backlog going into 2001

o     11% Strategic Outsourcing growth
      o     Asia Pacific region growth continued
      o     Continued growth in e-hosting

o     12% Business Innovation Services growth
      o     Continued transition to high growth offerings
      o     Driven by e-commerce, ERP, and SCM offerings

o     21% Integrated Technology Services growth
      o     Driven by Cisco and other OEM alliances
      o     Growth in e-business infrastructure enablement

                                    SOFTWARE
                                    --------
                             Revenue $3.6B, +6% @CC
   -------------------------------------------------------         ------
                                        1Q       2Q     3Q           4Q
                                        --       --     --           --
  Software                             +3%     +5%     +1%          +6%
        o Operating Systems            -7%     -10%    -4%          +1%
        o Middleware                   +9%     +11%    +3%          +9%
   -------------------------------------------------------         ------

o     Operating system revenue increased on strong iSeries and pSeries shipments

o     Continued growth and competitive wins in key distributed products
      o     WebSphere           + 190% YTY
      o     MQ Series           + 70% YTY
      o     DB2                 + 50% YTY

o     Continue to leverage ISV alliances

                                   TECHNOLOGY
                                   ----------

o     IBM OEM up 14% @CC

o     Continued technology leadership

o     Microelectronics up 34%
      o     Logic up 65%
            -- Networking       +175%
            -- Pervasive        + 58%
            -- Enterprise IT    + 32%
      o     Supply/demand imbalance improved
      o     Executing planned capacity expansion

o     OEM Storage revenue up 8%
      o     Mobile leadership, #1 market position
      o     Desktop growth
      o     10K RPM Server return to growth
                              eSERVERS AND STORAGE
                              --------------------

o     IBM eServers revenue up 35% YTY @CC
      o     pSeries revenue up 49%
      o     zSeries MIPS up >100%
      o     iSeries revenue up 15%
      o     xSeries revenue up 29%

o     Linux momentum continues

o     Storage
      o     Shark delivers advanced function
      o     Disk revenue up 19%, Shark terabytes up >55%
      o     Tape revenue up >25%, driven by Linear Tape Open

                                PERSONAL SYSTEMS
                                ----------------

o     Profitable in tough environment
      o     Industry price pressure
      o     End-to-end cost focus

o     Revenue +15% @CC
      o     Continued shift to mobile and server
      o     Mobile units up 28%
      o     eServer xSeries units up 45%
      o     Desktop units down 4%

                                   [IBM LOGO]

                             IBM 2Q/3Q 1999 ACTIONS
                             ----------------------

                                      2Q99                   3Q99
                                      ----                   ----
($B)                            Net                    Net
                               Income       EPS       Income       EPS
                               ------       ---       ------       ---
--------------------------------------------------------------------------
  Total IBM as Reported         2.4        $1.28       1.8        $0.93
--------------------------------------------------------------------------

Effect of Actions:
  Global Network Sale           2.1        $1.12       0.4        $0.19*
  DRAM / MiCRUS                (1.0)      ($0.51)
  Storage                      (0.2)      ($0.11)
  PC Life Adjustment           (0.2)      ($0.13)
  NW Hardware/Storage                                 (0.2)      ($0.10)
  Sequent/DASCOM/Mylex                                (0.1)      ($0.06)
                               ----        -----      ----       ------
--------------------------------------------------------------------------
                                0.7        $0.37       0.1        $0.03
--------------------------------------------------------------------------

* Rounding